Exhibit 5.1

Igler & Dougherty, P.A.

2457 Care Drive

Tallahassee, Florida 32308

December 29, 2009

First Community Bank Corporation of America

9001 Belcher Road

Pinellas Park, Florida 33782

Re:	Registration Statement on Form S-1 filed by First Community Bank Corporation of America

Ladies and Gentlemen:

We have acted as counsel for First Community Bank Corporation of America, a Florida corporation (the “Company”), in connection with the Registration Statement (No. 333-163198) on Form S-1 (as amended, the “Registration Statement”), including the Prospectus, as amended (the “Prospectus”), initially filed with the Securities and Exchange Commission on November 18, 2009, relating to the registration and public offering (the “Offering”) of units (the “Units”), each of which consists of (a) one share of 10.00% cumulative convertible perpetual preferred stock, Series B, par value $0.01 with a liquidation preference of $25.00 per share (the “Preferred Stock”) and (b) 4.165 shares (the “Initial Shares”, together with the Preferred Stock, the “Securities”) of the Company’s common stock, par value $0.05 per share ( “Common Stock”). The shares of Preferred Stock are convertible into shares of Common Stock (the “Conversion Shares”) as described in the Registration Statement. For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	A Certificate of Good Standing for the Company, dated December 28, 2009, obtained from the Secretary of State of the State of Florida (the “Secretary of State”);

(b)	The Company’s Amended and Restated Articles of Incorporation, as filed in the office of the Secretary of State on March 28, 2003 (“Articles of Incorporation”);

(c)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on July 28, 2003;

(d)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on May 1, 2006;

First Community Bank Corporation of Florida

December 29, 2009

(e)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on December 18, 2008;

(f)	Articles of Amendment to the Amended and Restated Articles of Incorporation, filed with the Secretary of the State on December 29, 2009 (the “Preferred Stock Articles of Amendment”);

(g)	The Company’s Amended and Restated Bylaws of the Company (“Bylaws”); and

(h)	Resolutions adopted by the Company’s Board of Directors on November 16, 2009 and December 22, 2009, to approve the filing of the Registration Statement on Form S-1 and other matters in connection with the registration.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:

1. First Community Bank Corporation of America has been duly incorporated and is validly existing under the laws of the State of Florida.

2. With respect to the Initial Shares, when both (i) the Company’s Board of Directors has taken all necessary corporate action to approve the issuance of the Units and the terms of the Offering and related matters, and (ii) the Initial Shares are issued and delivered against payment for the Units in accordance with the terms of the Registration Statement, the Initial Shares will then be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the shares of Preferred Stock, when both (i) the Company’s Board of Directors has taken all necessary corporate action to approve the issuance of the Units and the terms of the Offering and related matters, and (ii) the shares of Preferred Stock are issued and delivered against payment for the Units in accordance with the terms of the Registration Statement, the shares of Preferred Stock will then be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to the Conversion Shares, the Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and when issued and delivered by the Company upon conversion of the Preferred Stock in accordance with the Preferred Stock Articles of Amendment, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to (i) the federal laws of the United States of America, and (ii) the laws of the State of Florida, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

First Community Bank Corporation of Florida

December 29, 2009

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as special counsel for the Company under the caption “Experts” in the Prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This letter is furnished solely with respect to the Registration Statement and is not to be used for any other purpose.

For the firm,

/s/ A. George Igler
A. George Igler